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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               December 16, 1999
                                Date of Report
                       (Date of earliest event reported)

                              INFOSPACE.COM, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


            0-25131                                   91-1718107
     (Commission File No.)              (IRS Employer Identification Number)


                           15375 N.E. 90/th/ Street
                           Redmond, Washington 98052
                   (Address of Principal Executive Offices)

                                 425-602-0600
             (Registrant's Telephone Number, Including Area Code)
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Item 2.  Acquisition or Disposition of Assets
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     On December 16, 1999, InfoSpace.com, Inc., a Delaware corporation
("InfoSpace.com"), completed its acquisition of eComLive.com, Inc., a Delaware corporation ("eComLive.com"). In the acquisition of eComLive.com, InfoSpace.com issued 355,624 shares (or options to purchase shares) of its common stock (711,248 shares after giving effect to the 2-for-1 stock split of InfoSpace.com's Common Stock to be effected on or about January 4, 2000) in exchange for all of the outstanding shares of eComLive.com common stock and options. The acquisition will be accounted for under the purchase method of accounting. The transaction is valued at approximately $54.2 million based on the closing price of InfoSpace.com common stock on December 16, 1999.

Item 7.  Financial Statements and Exhibits
-------  ---------------------------------

     (a)  Financial Statements of Business Acquired.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than February 29, 2000.

     (b)  Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than February 29, 2000.

     (c)  Exhibits.

          2.1 Agreement and Plan of Reorganization, dated as of November 19, 1999, by and between the registrant and eComLive.com.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 29, 1999               InfoSpace.com, Inc.

                                       By: /s/ Naveen Jain
                                           ----------------------------
                                           Naveen Jain
                                           Chief Executive Officer

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                               INDEX TO EXHIBITS


 Exhibit
  Number     Description
---------    --------------------------------------------------------------

  2.1 Agreement and Plan of Reorganization, dated as of November 19, 1999, by and between the registrant and eComLive.com.

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